EXHIBIT 10.1
AMENDMENT TO AGREEMENT
The change in control agreement by and between [●] and Duke Energy Corporation dated as of [●] (the “Agreement”), is hereby amended, effective as of [●], 2024, as follows:
1.    Section 1(T)(iii) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(iii) both a material diminution in the Executive’s authority, duties or responsibilities from those in effect immediately before the Change in Control and removal of the Executive from the Senior Management Committee (or any successor to that committee).”
2. Except as explicitly set forth herein, the Agreement will remain in full force and effect.
IN WITNESS WHEREOF, the undersigned have executed this amendment as of the dates set forth below.
DUKE ENERGY CORPORATION

By: ________________________________      Name: Lynn J. Good
Title: Chair and Chief Executive Officer
Date: ________________________

EXECUTIVE

____________________________________
Date: ________________________